Exhibit 10.1

TENTH AMENDMENT TO CREDIT AGREEMENT

THIS TENTH AMENDMENT (this "Amendment"), dated as of November 18, 2020, amends and modifies a certain Credit Agreement, dated as of August 31, 2006, as amended by Amendments dated as of January 1, 2007, November 30, 2007, May 27, 2011, December 10, 2012, December 22, 2014, November 4, 2015, December 6, 2016, August 24, 2018 and August 13, 2019 (as so amended, the "Credit Agreement"), by and among MARTEN TRANSPORT, LTD., a Delaware corporation (the "Borrower"), the Banks named therein (U.S. Bank National Association being the sole Bank as of the date hereof), and U.S. BANK NATIONAL ASSOCIATION, as agent for the Banks (the "Agent"). Terms not otherwise expressly defined herein shall have the meanings set forth in the Credit Agreement.

FOR VALUE RECEIVED, the Borrower, the Banks and the Agent agree as follows:

ARTICLE I - AMENDMENT

1.1 Restricted Payments. Section 6.7 is amended to read as follows:

"Section 6.7     Restricted Payments. The Borrower will not make any Restricted Payments (a) during any fiscal year of the Borrower, exceeding 25% of the Borrower's total consolidated net income as shown on its audited income statement for its most recent prior fiscal year, provided, that notwithstanding such restriction, during the fiscal year of the Borrower ending December 31, 2020, the Borrower may make Restricted Payments in a total amount of up to $60,000,000, or (b) if any Default or Event of Default shall have occurred and continued hereunder."

1.2 LIBOR Replacement. It is acknowledged that U.S. Bank is the sole Bank as of the date of this Amendment. Consequently, provisions on replacement of LIBOR as an interest rate index may be updated by the parties based on wording appropriate for single-bank agreements. It is acknowledged that these provisions may not be acceptable to other Banks that may become syndicate members, and that other provisions might then be required.

To add the single-bank provisions, Section 2.23 is amended to read as follows:

"Section 2.23 Interest Rate Not Ascertainable. If the Agent has determined that (a) the LIBOR is no longer available, either because (i) LIBOR is not being quoted or published, (ii) any relevant agency or authority has announced that LIBOR will no longer be published or is no longer representative, or (iii) any similar circumstance exists such that LIBOR has become unavailable or ceased to exist, or (b) similar loans are being documented with a replacement rate to LIBOR, the Agent may, in its discretion, replace the interest rate applicable to LIBOR Advances with a replacement rate (which may include a successor index and a spread adjustment), taking into consideration any selection or recommendation of a replacement rate by any relevant agency or authority and evolving or prevailing market conventions. In connection with the selection and implementation of any such replacement rate, the Agent may make any technical, administrative or operational changes that the Agent decides may be appropriate to reflect the adoption and implementation of such replacement rate. The Agent does not warrant or accept any responsibility for the administration or submission of, or any other matter related to, LIBOR or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation whether any such alternative, successor or replacement rate will have the same value as, or be economically equivalent to, LIBOR."

1.3 Construction. All references in the Credit Agreement to "this Agreement", "herein" and similar references shall be deemed to refer to the Credit Agreement as amended by this Amendment.

ARTICLE II - REPRESENTATIONS AND WARRANTIES

To induce the Banks and the Agent to enter into this Amendment and to make and maintain the Loans under the Credit Agreement as amended hereby, the Borrower hereby warrants and represents to the Banks and the Agent that it is duly authorized to execute and deliver this Amendment, and to perform its obligations under the Credit Agreement as amended hereby, and that this Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and subject to equitable principles.

ARTICLE III - CONDITIONS PRECEDENT

This Amendment shall become effective on the date first set forth above, provided, however, that the effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:

3.1 Warranties. Before and after giving effect to this Amendment, the representations and warranties in Article 4 of the Amended Credit Agreement shall be true and correct as though made on the date hereof, except for changes that are permitted by the terms of the Credit Agreement, as amended hereby and except to the extent such representations and warranties expressly refer to an earlier date.

3.2 Defaults. Before and after giving effect to this Amendment, no Default and no Event of Default shall have occurred and be continuing under the Amended Credit Agreement.

3.3 Documents. The Borrower shall have executed and delivered this Amendment and the Guarantor Subsidiaries shall have executed and delivered the Acknowledgement in the form attached hereto.

ARTICLE IV - GENERAL

4.1 Expenses. The Borrower agrees to reimburse the Agent upon demand for all reasonable expenses (including reasonable attorneys' fees and legal expenses) incurred by the Agent in the preparation, negotiation and execution of this Amendment and any other document required to be furnished herewith, and in enforcing the obligations of the Borrower hereunder, and to pay and save the Agent and the Banks harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Amendment, which obligations of the Borrower shall survive any termination of the Credit Agreement.

4.2 Counterparts. This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.

4.3 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

4.4 Law; Consent to Jurisdiction; Waiver of Jury Trial. This Amendment shall be a contract made under the laws of the State of Minnesota, which laws shall govern all the rights and duties hereunder. This Amendment shall be subject to the Consent to Jurisdiction and Waiver of Jury Trial provisions of the Credit Agreement.

4.5 Successors; Enforceability. This Amendment shall be binding upon the Borrower, the Banks and the Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Banks and the Agent and the successors and assigns of the Banks and the Agent. Except as hereby amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

(signature page follows)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

U.S. BANK NATIONAL ASSOCIATION, as

 Agent and as a Bank

By: /s/ Eric Herm________________________

Title__Officer___________________________

MARTEN TRANSPORT, LTD., as the Borrower

By: /s/ James J. Hinnendael_________________

                James J. Hinnendael

         Title: Chief Financial Officer

GUARANTOR'S ACKNOWLEDGMENT

The undersigned (the "Guarantors") have each, by guaranties each dated as of January 1, 2007 (the "Guaranties") guaranteed payment and performance of obligations of MARTEN TRANSPORT, LTD. (the "Borrower") to the Banks and U.S. Bank National Association, as Agent, under the Credit Agreement, dated as of August 31, 2006 (as thereafter amended, the "Credit Agreement") among the Borrower, the Banks and the Agent. Each Guarantor acknowledges that such Guarantor has received a copy of the proposed Tenth Amendment to the Credit Agreement, to be dated on or about November 18, 2020 (the "Amendment"). Each Guarantor agrees and acknowledges that the Amendment shall in no way impair or limit the right of the Bank under its Guaranty, and confirms that by its Guaranty, such Guarantor continues to guaranty payment and performance of the obligations of the Borrower to the Bank specified in such Guaranty, including without limitation obligations under the Credit Agreement as amended pursuant to the Amendment. Each Guarantor hereby confirms that its Guaranty remains in full force and effect, enforceable against such Guarantor in accordance with its terms.

Dated as of November 18, 2020.

MARTEN TRANSPORT SERVICES, LTD.

By:  /s/ James J. Hinnendael_________________

                 James J. Hinnendael

          Title: Chief Financial Officer

MARTEN TRANSPORT LOGISTICS, LLC

By:  /s/ James J. Hinnendael_________________

                 James J. Hinnendael

          Title: Chief Financial Officer

MARTEN TRANSPORT HOLDINGS, LTD.

By:  /s/ James J. Hinnendael_________________

                 James J. Hinnendael

          Title: Chief Financial Officer